Exhibit 10.3

FORM OF SPONSOR LOCK-UP AGREEMENT

This SPONSOR LOCK-UP AGREEMENT (this “Agreement”), dated as of [ ], is made by and among (i) FACT II Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (ii) Precision Aerospace & Defense Group, Inc., a Florida corporation (the “Company”), (iii) FACT II Acquisition LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iv) the undersigned holders of Restricted Securities (as defined below) (the “Supporting Sponsor Shareholders” and, together with the Sponsor, the “Sponsor Shareholders”). SPAC, the Company, and the Sponsor Shareholders shall be referred to herein from time to time collectively as the “parties”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 3(d) hereof, shall have the meanings ascribed to such terms in the Combination Agreement (as defined below).

WHEREAS, SPAC, Patriot Merger Subsidiary, Inc., a Florida corporation, Sponsor, and the Company entered into that certain Business Combination Agreement, dated as of November 26, 2025 (including the schedules and exhibits thereto, all substantially in the form provided to the Sponsor Shareholders on the date hereof, the “Combination Agreement”);

WHEREAS, as of the date hereof, each Sponsor Shareholder is the record and/or beneficial owner of the number of shares of common stock, par value $0.0001 per share, of SPAC (“Founder SPAC Shares”) and the Class A ordinary shares, par value $0.0001 per share, of SPAC (“Class A Shares”) set forth opposite the name of such Sponsor Shareholder in column (ii) of Exhibit A, attached hereto and, as a result of the Merger, the Class A Shares will be converted into SPAC Shares (such converted shares, the “Converted SPAC Shares” and, together with the Founder SPAC Shares, the “Restricted Securities”); and

WHEREAS, as a condition to the Closing, the Parties are entering into this Agreement effective as of the Closing.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, hereby agree as follows:

1. Lock-Up Provisions.

(a) Each Sponsor Shareholder hereby agrees not to (1) Transfer (A) any Founder SPAC Shares and any other SPAC Shares owned by such Sponsor Shareholder (other than the Converted SPAC Shares) from and after the Closing and until the date that is 180 days after the date of the Closing (the “Founder SPAC Shares Lock-Up Period”) or (B) any Converted SPAC Shares from and after the Closing and until the date that is 90 days after the date of Closing (the “Converted SPAC Shares Lock-Up Period” and, together with the Founder SPAC Shares Lock-Up Period, each, a “Lock-Up Period” and collectively, the “Lock-Up Periods”), and (2) from and after the execution of the Combination Agreement and until the end of the applicable Lock-Up Period, directly or indirectly, engage in any short sales or other hedging or derivative transactions in respect of the applicable Restricted Securities that require the disclosure of such transaction on either Form 3 or Form 4 pursuant to the applicable requirements of Section 16 of the Exchange Act; provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by such Sponsor Shareholder made in respect of a Permitted Transfer (as defined below); provided, further, that in any of case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to SPAC and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such Sponsor Shareholder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement. As used herein, “Transfer” shall mean (i) the sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, loan, grant of any option, right or warrant to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, in each case with respect to any security, including any Restricted Security, (ii) entry into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, including any Restricted Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement or disclosure of any action or intention to effect any transaction specified in clause (i) or (ii). As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made: (A) in the case of a Sponsor Shareholder being an individual, by gift to a member of the individual’s immediate family, or to a trust or other estate planning vehicle, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person; (B) by gift to a charitable organization; (C) in the case of a Sponsor Shareholder being an individual, by virtue of laws of descent and distribution upon death of such Sponsor Shareholder; (D) in the case of a Sponsor Shareholder being an individual, pursuant to a qualified domestic relations order; (E) in the case of a Sponsor Shareholder being an entity, by pro rata distributions from such Sponsor Shareholder to its members, partners, or shareholders pursuant to the Sponsor Shareholder’s organizational documents; (F) by virtue of applicable Law or a Sponsor Shareholder’s organizational documents upon liquidation or dissolution of such Sponsor Shareholder; (G) in the case of a Sponsor Shareholder being an entity, to such Sponsor Shareholder’s officers or directors, any affiliate or family member of any of such Sponsor Shareholder’s officers or directors, any members, partners or other equity holders of such Sponsor Shareholder or their affiliates, any affiliates of such Sponsor Shareholder, or any employees of such affiliates; or (H) in the case of a Sponsor Shareholder being a trust, to any grantors or beneficiaries of the trust.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and SPAC shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, SPAC may impose stop-transfer instructions with respect to the Restricted Securities of the Sponsor Shareholders (and Permitted Transferees thereof) until the end of the applicable Lock-Up Period.

(c) During the Lock-Up Periods, each certificate evidencing any applicable Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [ ], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, each Sponsor Shareholder shall retain all of its rights as a shareholder of SPAC during the Lock-Up Periods, including the right to vote, and to receive any dividends and distributions in respect of any Restricted Securities.

(e) At any time during the Lock-Up Periods, the Company or SPAC may, to the extent not prohibited by applicable Law, waive compliance by the Sponsor Shareholders with any of the agreements or conditions for the benefit of the Company or SPAC set forth herein, as applicable, provided that any such waiver shall be valid only if set forth in a written instrument signed on behalf of the Company or SPAC, as applicable.

2. Representations and Warranties of Sponsor Shareholders. Each Sponsor Shareholder represents and warrants to SPAC and the Company as follows:

(a) Such Sponsor Shareholder is (i) an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) or (ii) an individual.

(b) If such Sponsor Shareholder is not an individual, such Sponsor Shareholder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If such Sponsor Shareholder is an individual, such Sponsor Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of such Sponsor Shareholder. This Agreement has been duly and validly executed and delivered by such Sponsor Shareholder and constitutes the valid, legal and binding agreements of such Sponsor Shareholder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other Persons party hereto), enforceable against such Sponsor Shareholder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) The execution and delivery of this Agreement by such Sponsor Shareholder does not, and the performance by such Sponsor Shareholder of its obligations hereunder will not, (i) violate any provision of, or result in the breach of, any Law to which such Sponsor Shareholder is subject or by which any property or asset of such Sponsor Shareholder is bound, (ii) if such Sponsor Shareholder is an entity, conflict with or result in a violation of the governing documents of such Sponsor Shareholder, or (iii) violate any provision of or result in breach, default or acceleration under any Contract binding upon such Sponsor Shareholder or, if such Sponsor Shareholder is an entity, its equity securities, or require any consent or approval that has not been given or other action that has not been taken by any Person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by such Sponsor Shareholder of its obligations under this Agreement.

(d) No consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of such Sponsor Shareholder with respect to such Sponsor Shareholder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act.

(e) As of the date hereof, there are no Actions pending against such Sponsor Shareholder or, to the knowledge of such Sponsor Shareholder, threatened against such Sponsor Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

3. Miscellaneous.

(a) Termination. This Agreement, and all of the representations, warranties, agreements and covenants contained herein, shall automatically terminate, without any notice or other action by any party, and be void ab initio upon the earlier of (i) the termination of the Combination Agreement in accordance with its terms, (ii) the end of the Lock-Up Periods, and (iii) the written agreement of SPAC, the Company and the Sponsor. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 3(a) shall not affect any liability on the part of any party for a breach of any covenant or agreement set forth in this Agreement prior to such termination. The provisions of Section 3 of this Agreement, including this Section 3(a), shall survive any termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective Permitted Transferees and permitted successors and assigns. This Agreement and all obligations of each Sponsor Shareholder are personal to such Sponsor Shareholder and may not be transferred or delegated by such Sponsor Shareholder (except to a Permitted Transferee) at any time without the prior written consent of SPAC and the Company. Each of SPAC and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any of the Sponsor Shareholders.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The parties expressly agree that Sections 11.4 (Governing Law; Jurisdiction), and 11.5 (Waiver of Jury Trial) of the Combination Agreement shall apply to this Agreement as if fully stated herein, mutatis mutandis.

(e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) (a) in the case of the Company or SPAC, in accordance with Section 11.1 of the Combination Agreement and (b) in the case of each Sponsor Shareholder, to the address set forth below the Sponsor Shareholder’s name on the signature page to this Agreement.

(f) Amendment. Except as provided in Section 1(e) and Section 3, this Agreement may be amended or modified only by a written agreement executed and delivered by SPAC, the Company and the Sponsor Shareholders, and any purported amendment by any party or parties effected in a manner which does not comply with this Section 3(f) shall be void, ab initio.

(g) Entire Agreement. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Combination Agreement or any Ancillary Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, obligations or remedies of SPAC, the Company or the Sponsor Shareholders under any other agreement among any of SPAC, the Company or the Sponsor Shareholders or any certificate or instrument executed by any party in favor of any other party, and nothing in any other agreement, certificate or instrument shall limit any of the rights, obligations or remedies of SPAC, the Company or the Sponsor Shareholders under this Agreement.

(h) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall use commercially reasonable efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(i) Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors, accountants and other representatives or consultants, shall be paid by the party incurring such fees or expenses.

(j) Construction; Interpretation. The term “this Agreement” means this Shareholder Lock-Up Agreement, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Sections are to Sections of this Agreement; and (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time. When calculating the period of time before which, within which or following which any action under this Agreement is required to be done, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

(k) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l) Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Action for breach of this Agreement may only be made against, the parties to this Agreement, and none of the Company Affiliates, the SPAC Affiliates or the Shareholder Affiliates (as defined below) shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any Action (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein. No party shall have any right of recovery in respect hereof against any Company Affiliate, SPAC Affiliate or Shareholder Affiliate, as applicable, and no personal liability shall attach to any Company Affiliate, SPAC Affiliate or Shareholder Affiliate through such applicable party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Action or otherwise. The provisions of this Section 3(m) are intended to be for the benefit of, and are enforceable by, the Company Affiliates, the SPAC Affiliates and the Shareholder Affiliates and each such Person shall be an express third-party beneficiary of this Section 3(m). This Section 3(m) shall be binding on all successors and assigns of the parties. As used herein, “Shareholder Affiliate” means any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of a Sponsor Shareholder or any family member of the foregoing Persons.

(n) Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Shareholder Lock-Up Agreement to be duly executed on its behalf as of the day and year first above written.

SPAC:

FACT II ACQUISITION CORP.

By:
Name:
Title:

COMPANY:

PRECISION AEROSPACE & DEFENSE GROUP, INC.

By:
Name:
Title:

SPONSOR:

FACT II ACQUISITION LLC

By:
Name:
Title:

Address:
c/o [ ]
[ ]
[ ]
Attention: [ ]
Email: [ ]

[Signature Page to Shareholder Lock-Up Agreement]

SPONSOR SHAREHOLDER:

[ ]

By:
Name:
Title:

Address:
c/o [ ]
[ ]
[ ]
Attention: [ ]
Email: [ ]

[Signature Page to Shareholder Lock-Up Agreement]

Exhibit A

SPONSOR SHAREHOLDERS